Exhibit 99.1
ILLUMINA REPORTS FINANCIAL RESULTS FOR THIRD QUARTER 2006
Demand for Genotyping Products Drives 174% Quarterly Revenue Growth;
Company Raises Financial Guidance
SAN DIEGO, October 17, 2006 (BUSINESS WIRE) — Illumina, Inc. (NASDAQ:ILMN) announced today its financial results for the third quarter of 2006.
For the quarter ended October 1, 2006, Illumina reported total revenue of $53.5 million, a 174% increase over the $19.5 million reported in the third quarter of 2005 and a 29% increase over the $41.6 million reported in the second quarter of 2006. This represents the Company’s 21st consecutive quarter of revenue growth.
On a GAAP basis, the Company reported net income of $16.2 million, or $0.35 per basic and $0.32 per diluted share for the third quarter of 2006, compared to a net loss of $1.4 million, or $0.03 per basic and diluted share, in the third quarter of 2005.
Net income for the third quarter ended October 1, 2006 includes total non-cash stock compensation expense of $3.8 million associated with the Company’s adoption of SFAS No. 123R. Excluding the impact of non-cash stock compensation expense, Illumina’s net income on a non-GAAP basis would have been $19.9 million, or $0.39 per diluted share for the third quarter.
The combined gross margin for product and services was 69.3% in the third quarter of 2006, compared to 65.3% in the third quarter of 2005. For the third quarter of 2006, excluding the effect of non-cash stock compensation expense, the combined gross margin of product and services would have been 70.1%. Research and development expenses (R&D) in the third quarter of 2006 were $7.7 million, compared to $7.1 million in the third quarter of

2005. R&D expense for the third quarter of 2006 includes approximately $1.0 million in non-cash stock compensation expense. Selling, general and administrative expenses (SG&A) for the quarter were $14.1 million, compared to $7.4 million in the third quarter of 2005. SG&A expense for the third quarter of 2006 includes approximately $2.4 million in non-cash stock compensation expense.
The Company generated $13.0 million in cash from operations during the third quarter, compared to cash used of $3.9 million for operations in the comparable quarter of 2005. Overall, the Company generated $13.2 million in positive net cash flow during the third quarter. As a result, the Company ended the third quarter with $169.9 million in cash and short-term investments.
Highlights since our last earnings release:
•	Shipped 30 BeadArray™ readers during the quarter, increasing the cumulative shipments of BeadArray readers to 211.
•	Introduced the world’s first multi-sample whole genome genotyping BeadChip products, the HumanHap300-Duo and HumanHap300-Duo+. These are the seventh and eighth products introduced this year based on the Company’s Infinium® assay. The products enable researchers to analyze two samples simultaneously with over 634,000 total tag SNPs on a single BeadChip, or 317,000 tag SNPs per sample. The HumanHap300-Duo+ additionally enables researchers to add custom content up to an additional 60,000 SNPs.
•	Introduced the RatRef-12 Whole-Genome Expression BeadChip. This product enables the analysis of 12 rat samples in parallel on one BeadChip. Based on the NCBI RefSeq database (release 16), the product is designed to analyze more than 22,000 rat transcripts at a cost per sample of $100.
•	Signed a commercial agreement to develop a new multi-sample Bovine BeadChip using the iSelect™ product to initially genotype over 10,000 cattle. Developed in close collaboration with the United States Department of Agriculture — Agricultural Research Service, the University of Missouri - Columbia and the University of Alberta, the product will be used to map quantitative trait loci and to selectively breed cattle.

•	Announced that Duke University’s Center for Human Genetics will use the HumanHap550 BeadChip for an autism study with 1,800 individuals and their families.
•	Announced that Massachusetts General Hospital and Harvard Medical School will use the HumanHap300 BeadChip to perform a whole genome association study across more than 2,200 samples in order to study Amyotrophic Lateral Sclerosis (ALS or Lou Gehrig’s disease), a rapidly progressing, fatal disorder that attacks motor neurons of the brain and spinal cord.
•	Announced an expanded relationship with GlaxoSmithKline to include Infinium Genotyping with the HumanHap550. The first project under this expanded relationship involves genotyping a collection of 2,000 samples using Illumina’s FastTrack Services lab.
•	Announced a molecular diagnostic collaboration with ReaMetrix, Inc., a company based in India that is focused on developing research and diagnostic assays.
•	Expanded our portfolio of patents, bringing our total to 47 issued or allowed and 95 pending.
Updated Financial Outlook
The non-GAAP financial guidance discussed below excludes the effect of non-cash stock compensation expense (see table which reconciles these non-GAAP financial measures to the related GAAP measure). The Company is updating its financial guidance for fiscal 2006 as follows:
Guidance for Fiscal 2006:
•	Based on the continued strong demand for the Company’s products and services, total revenue for fiscal 2006 is now expected to be between $178 and $182 million. This represents an increase of $8 to $12 million over the guidance provided last quarter.
•	Research and development expenses are expected to be between $29 and $30 million.

•	Selling, general and administrative expenses are expected to be between $45 and $47 million.
•	We expect non-GAAP net income to be at least $49 million, or $1.00 per diluted share, assuming fully diluted weighted-average shares of 49 million.
•	We expect non-cash stock compensation expense related to SFAS No. 123R to be between $14 and $15 million, or $0.29 and $0.31 per diluted share.
Guidance for Q4 2006:
•	The Company expects fourth quarter total revenue to grow by a minimum of 135% over the fourth quarter of 2005 and is expected to be between $54 and $58 million. Management expects non-GAAP net income to be at least $16 million, or $0.31 per diluted share, assuming quarterly fully diluted weighted-average shares of 52 million.
Conference Call Information
A conference call has been scheduled for 2:00 p.m. Pacific Time today to discuss Illumina’s third quarter 2006 results and updated 2006 guidance. Interested parties may listen to the call by dialing 800-638-4930 (passcode: 76507779) or if outside North America, by dialing +1 617-614-3944 (passcode: 76507779). Individuals may access the live webcast under the “Investors” tab of Illumina’s website at www.illumina.com.
About Illumina
Illumina (www.illumina.com) is developing next-generation tools for the large-scale analysis of genetic variation and function. The Company’s proprietary BeadArray technology — now used in leading genomics centers around the world — provides the throughput, cost effectiveness and flexibility necessary to enable researchers in the life sciences and pharmaceutical industries to perform the billions of tests necessary to extract medically valuable information from advances in genomics and proteomics. This information will help pave the way to personalized medicine by correlating genetic variation and gene function with particular disease states, enhancing drug discovery, allowing diseases to be detected earlier and, more specifically, permitting better choices of drugs for individual patients.

Statement Regarding Use of Non-GAAP Measures
The Company has reported non-GAAP results for net income (loss) per share, net income (loss), gross margins and free cash flow in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.
The Company’s financial results under GAAP include substantial non-cash charges related to stock compensation expense and its acquisition of CyVera Corporation. Management believes that presentation of operating results that exclude those non-cash changes provides useful supplemental information to investors that facilitates analysis of the Company’s core operating results and comparison of operating results across reporting periods. Management believes that this supplemental non-GAAP information is therefore useful to investors in analyzing and assessing the Company’s past and future operating performance.
The Company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP results are presented in the tables of this release.
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: this release may contain forward-looking statements that involve risks and uncertainties. Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are the costs and outcome of Illumina’s litigation with Affymetrix, Illumina’s ability to further develop and commercialize its BeadArray technologies and to deploy new gene expression and genotyping products and applications for its platform technology, Illumina’s ability to manufacture robust Sentrix® arrays and Oligator® oligonucleotides, Illumina’s ability to scale and integrate CyVera technology, Illumina’s ability to further scale oligo synthesis output and technology to satisfy market demand derived from the Company’s collaboration with Invitrogen, and other factors detailed in the Company’s filings with the Securities and Exchange Commission including its recent filings on Forms 10-K and 10-Q or in information disclosed in public conference calls, the date and time of which are released beforehand. Illumina disclaims any intent or obligation to update these forward-looking statements beyond the date of this release.

Illumina, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	October 1, 2006	January 1, 2006 (1)
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$44,166	$50,822
Short-term investments	125,776	—
Accounts receivable, net	29,045	17,620
Inventory, net	19,397	10,309
Prepaid expenses and other current assets	2,519	959

Total current assets	220,903	79,710

Property and equipment, net	25,388	16,131
Intangible and other assets, net	10,186	4,769

Total assets	$256,477	$100,610

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$10,614	$7,390
Accrued liabilities and current portion of long-term debt	22,842	14,328

Total current liabilities	33,456	21,718

Long-term debt and liabilities	11,947	6,395
Stockholders’ equity	211,074	72,497

Total liabilities and stockholders’ equity	$256,477	$100,610

(1)	The condensed consolidated balance sheet as of January 1, 2006 has been derived from the audited financial statements as of that date.

Illumina, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 1,	October 2,	October 1,	October 2,
	2006	2005	2006	2005
Revenue:
Product	$46,918	$16,285	$106,582	$41,085
Service and other	6,441	2,724	16,503	8,198
Research	113	507	1,066	1,205

Total revenue	53,472	19,516	124,151	50,488

Costs and expenses:

Cost of revenue (including non-cash stock compensation expense of $417, $0, $1,017 and $0, respectively)	16,356	6,599	39,225	15,932
Research and development (including non-cash stock compensation expense of $955, $16, $2,790 and $48, respectively)	7,744	7,078	24,547	20,289
Selling, general and administrative (including non-cash stock compensation expense of $2,383, $101, $6,405 and $167, respectively)	14,118	7,377	39,143	19,930
Acquired in-process research and development	—	—	—	15,800

Total costs and expenses	38,218	21,054	102,915	71,951

Income (loss) from operations	15,254	(1,538)	21,236	(21,463)

Interest and other income, net	1,996	171	3,420	424

Income (loss) before income taxes	17,250	(1,367)	24,656	(21,039)

Provision for income taxes	1,088	59	1,830	161

Net income (loss)	$16,162	$(1,426)	$22,826	$(21,200)

Net income (loss) per basic share	$0.35	$(0.03)	$0.52	$(0.53)

Net income (loss) per diluted share	$0.32	$(0.03)	$0.48	$(0.53)

Shares used in calculating basic net income (loss) per share	46,293	40,910	43,766	39,806

Shares used in calculating diluted net income (loss) per share	50,579	40,910	48,004	39,806

Illumina, Inc.
Condensed Consolidated Statements of Cash Flow
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 1,	October 2,	October 1,	October 2,
	2006	2005	2006	2005
Net cash provided by (used in) operating activities	$12,956	$(3,894)	$30,219	$(11,088)

Net cash provided by (used in) investing activities	(125,637)	(2,634)	(142,366)	994

Net cash provided by financing activities	4,478	2,090	105,508	4,998

Effect of foreign currency translation on cash and cash equivalents	119	44	(17)	479

Decrease in cash and cash equivalents	(108,084)	(4,394)	(6,656)	(4,617)

Cash and cash equivalents, beginning of period	152,250	54,566	50,822	54,789

Cash and cash equivalents, end of period	$44,166	$50,172	$44,166	$50,172

Calculation of Free Cash Flow (a):

Net cash provided by (used in) operating activities	$12,956	$(3,894)	$30,219	$(11,088)

Purchases of property and equipment	(4,328)	(2,634)	(13,477)	(8,866)
Cash paid for intangible assets	—	—	(15)	(2,315)

Free cash flow	$8,628	$(6,528)	$16,727	$(22,269)

(a)	Free cash flow, which is a non-GAAP financial measure, is calculated as net cash provided by (used in) operating activities reduced by purchases of property and equipment and cash paid for intangible assets. Free cash flow is useful to management as it is one of the metrics used to evaluate our performance and to compare the Company with other companies in our industry. However, our calculation of free cash flow may not be comparable to similar measures used by other companies.

Illumina, Inc.
Results of Operations — Non-GAAP
(In thousands, except per share amounts)
(Unaudited)
AN ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME (LOSS) PER SHARE IS AS FOLLOWS:

	Three Months Ended		Nine Months Ended
	October 1,	October 2,	October 1,	October 2,
	2006	2005	2006	2005
GAAP net income (loss) per share - diluted	$0.32	$(0.03)	$0.48	$(0.53)
Adjustment to net income (loss), as detailed below	0.07	0.00	0.21	0.40

Non-GAAP net income (loss) per share – diluted (a)	$0.39	$(0.03)	$0.69	$(0.13)

AN ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME (LOSS) IS AS FOLLOWS:

GAAP net income (loss)	$16,162	$(1,426)	$22,826	$(21,200)

Stock compensation expense	3,755	117	10,212	215

Acquired in-process research and development expense	—	—	—	15,800

Non-GAAP net income (loss) (a)	$19,917	$(1,309)	$33,038	$(5,185)

(a)	Non-GAAP net income (loss) per share and net income (loss) excludes the effect of non-cash stock compensation expense, as well as acquired in-process research and development expense related to the Company’s acquisition of CyVera Corporation. Non-GAAP net income (loss) per share and net income (loss) is a key driver of the Company’s core operating performance and a major factor in management’s bonus compensation each year. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing our past and future core operating performance.
AN ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP GROSS MARGIN IS AS FOLLOWS:

GAAP product and services gross margin	69.3%	65.3%	68.2%	67.7%

Stock compensation expense	0.8%	0.0%	0.8%	0.0%

Non-GAAP product and services gross margin (b)	70.1%	65.3%	69.0%	67.7%

(b)	Non-GAAP product and services gross margin excludes the effect of non-cash stock compensation expense. Non-GAAP product and services gross margin is used by the Company as a key measure of the effectiveness and efficiency of the Company’s manufacturing processes, product mix and the average selling prices of the Company’s products and services.

Illumina, Inc.
Reconciliation of GAAP to Non-GAAP Financial Guidance Summary
(In thousands, except per share amounts)
The financial guidance provided below is an estimate based on information available as of October 17, 2006. The Company’s future performance and financial results are subject to risks and uncertainties, and actual results could differ materially from the guidance set forth below. Some of the factors that could affect the Company’s financial results are stated above in this press release. More information on potential factors that could affect the Company’s financial results is included from time to time in the Company’s public reports filed with the SEC, including the Company’s Form 10-K for the fiscal year ended January 1, 2006, the Company’s Form 10-Q for the quarters ended April 2, 2006 and July 2, 2006 and the Company’s Form 10-Q for the quarter ended October 1, 2006 to be filed with the SEC. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

Fiscal Year 2006 Financial Guidance Summary
Non-GAAP
	GAAP	Adjustments		Non-GAAP
Revenue	$178 - 182 million			$178 - 182 million

Research and development expenses	$33 - 34 million	($4 million)	(a)	$29 - 30 million

Selling, general and administrative expenses	$54 - 56 million	($9 million)	(a)	$45 - 47 million

Net income	At least $34.5 million	$14.5 million	(a)	At least $49 million

Diluted net income per share	At least $0.70	$0.30	(b)	At least $1.00

Q4 2006 Financial Guidance Summary
Non-GAAP
	GAAP	Adjustments		Non-GAAP
Revenue	$54 - 58 million			$54 - 58 million

Net income	At least $11.7 million	$4.3 million	(c)	At least $16 million

Diluted net income per share	At least $0.23	$0.08	(b)	At least $0.31

(a)	These adjustments reflect estimated non-cash stock compensation expense attributable to stock options, restricted stock and employee stock purchase plan shares. This amount reflects the total estimated expense from the application of SFAS No. 123R, which the Company adopted on January 2, 2006. These adjustments reflect the estimated impact in fiscal year 2006 of approximately $14.5 million of non-cash stock compensation expense, which represents the midpoint of the $14 — 15 million estimated range for non-cash stock compensation expense.

(b)	These adjustments reflect the estimated impact on diluted net income per share for fiscal year 2006 and Q4 2006 from the non-GAAP adjustments related to non-cash stock compensation expense.

(c)	This adjustment reflects the estimated impact in Q4 2006 of approximately $4.3 million of non-cash stock compensation expense.

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Contacts:	Jay Flatley	Christian Henry
	President & CEO	Chief Financial Officer
	1.858.202.4501	1.858.202.4508
	jflatley@illumina.com	chenry@illumina.com